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                                                                     Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees of ING Funds Trust:

We consent to the use of our reports dated May 21, 2004 on the financial statements of the ING High Yield Opportunity Fund and the ING High Yield Bond Fund incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus.

                                  /s/ KPMG LLP

Boston, Massachusetts
July 1, 2004